UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 27, 2005

Date of Report (date of earliest event reported)

Nanometrics Incorporated

(Exact name of registrant as specified in charter)

California	0-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1550 Buckeye Drive, Milpitas, California 95035

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 435-9600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 – Termination of a Material Definitive Agreement.

On June 28, 2005, Nanometrics Incorporated (“Nanometrics”) announced the termination of the Agreement and Plan of Merger and Reorganization, dated January 21, 2005 (the “Merger Agreement”), by and among Nanometrics, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation (“August Technology”) pursuant to which August Technology was to become a wholly-owned subsidiary of Nanometrics.

The Merger Agreement was terminated by mutual agreement of Nanometrics and August Technology pursuant to a merger termination agreement dated as of June 27, 2005. On June 28, 2005, August Technology announced that it has entered into a definitive merger agreement with Rudolph Technologies Inc. As a result, pursuant to the terms of the Merger Agreement, August Technology has paid a termination fee of $8.3 million, plus expenses, to Nanometrics. Nanometrics intends to proceed with the proposed re-incorporation into Delaware, as contemplated by the Merger Agreement. A copy of the press release announcing the termination of the Merger Agreement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated on June 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2005	NANOMETRICS INCORPORATED

/s/ Paul B. Nolan
Paul B. Nolan Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Nanometrics Incorporated on June 28, 2005.